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                                                                     EXHIBIT 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                 October 6, 2005

Russell Corporation
3330 Cumberland Boulevard
Suite 800
Atlanta, Georgia 30339

          Re: Russell Corporation
              Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel for Russell Corporation, a Delaware corporation (the "Company") and each of the Company's subsidiaries listed on
Schedule I hereto (the "Additional Registrants"), in connection with the Registration Statement on Form S-3 (File No. 333-116854) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with an aggregate initial public offering price of up to $250,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company: (i) senior debt securities (which may be secured or unsecured) or subordinated debt securities, which may be in one or more series (the "Debt Securities"), and which may be guaranteed by

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Russell Corporation
October 6, 2005
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one or more of the Additional Registrants, which may be issued under one or more indentures relating to either senior debt securities or subordinated debt securities, as applicable (the "Indenture" or "Indentures") proposed to be entered into between the Company and Wachovia Bank, National Association (the "Trustee"); (ii) guarantees of Debt Securities (the "Guarantees") that may be issued from time to time by one or more of the Additional Registrants (including such Additional Registrants listed on Schedule II hereto, the "Delaware Registrants"); (iii) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), in one or more series; (iv) shares of the Company's common stock, par value $0.01 per share, together with the Series D Junior Participating Preferred Stock purchase rights associated therewith (such common stock, together with such associated rights, being hereinafter referred to as the "Common Stock"); (v) warrants ("Warrants") to purchase Debt
Securities, Preferred Stock, Common Stock or other securities of the Company as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each a "Warrant Agreement") proposed to be entered into between the Company and warrant agents to be named (the "Warrant Agent" or "Warrant Agents"); and (vi) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock"). The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Warrants and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, (i) the Registration Statement relating to the Offered Securities; (ii) the forms of Indentures;
(iii) the Restated Certificate of Incorporation of the Company, as amended to the date hereof (the "Certificate of Incorporation"); (iv) the Amended and Restated By-Laws of the Company as currently in effect (the "By-Laws"); (v) the Rights Agreement, dated as of September 15, 1999 and amended on April 27, 2005, between the Company and SunTrust Bank, Atlanta, Georgia; (vi) certain

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Russell Corporation
October 6, 2005
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resolutions adopted on April 21, 2004 by the board of directors of the predecessor of the Company, an Alabama corporation, relating to the registration of the Offered Securities; (vii) the charters and by-laws of each of the Delaware Registrants; and (viii) certain resolutions adopted by the boards of directors of the Delaware Registrants relating to the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Additional Registrants, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Additional Registrants and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Additional Registrants and others. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Delaware Registrants, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company and the Delaware Registrants, the validity and binding effect on such parties. We have assumed that the Indentures and the Warrant Agreements will be duly authorized, executed and delivered by the Trustee and Warrant Agents, respectively, and that any Debt Securities, Guarantees or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or the Warrant Agents, respectively. In addition, we have also assumed that the terms of the Offered Debt Securities (as defined below) and Offered Warrants (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any Additional Registrant or their respective properties are subject, (ii) any law, rule or regulation to which the Company or any

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Russell Corporation
October 6, 2005
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Additional Registrant is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

          Our opinions set forth below are limited to the General Corporation Law of the State of Delaware (the "DGCL") and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

          Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, the Additional Registrants, if any, and the other parties thereto; (iv) the Board of Directors of the Company (the "Board of Directors"), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all

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Russell Corporation
October 6, 2005
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necessary corporate action to approve the issuance and terms of the Offered Debt
Securities and related matters; (v) where applicable, the boards of directors, general partners, members or managers of the Additional Registrants, including any appropriate committees appointed thereby, and appropriate officers of the Additional Registrants have taken all necessary corporate action to approve the Guarantees of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities, including the Guarantees, if any, and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws, the charter or by-laws (or other applicable constituent documents) of any Additional Registrant, or result in a default under or breach of any agreement or instrument binding upon the Company, or any Additional Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Additional Registrant; and (vii) the Offered Debt Securities, including the Guarantees if any, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, and the Guarantees thereon, if any, when granted in accordance with the applicable Indenture will be valid and binding obligations of the Company and the Additional Registrants, enforceable against the Company and the Additional Registrants, respectively, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain remedies, (d) the waivers of any usury defense contained in Section 515 of each of the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United
States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date

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Russell Corporation
October 6, 2005
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determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

          2. With respect to the shares of any series of Preferred Stock, including any Indeterminate Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid

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Russell Corporation
October 6, 2005
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and nonassessable, provided that the consideration therefor is not less than
$0.01 per share of Preferred Stock.

          3. With respect to any offering of Common Stock by the Company, including any Indeterminate Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

          4. With respect to any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement

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October 6, 2005
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or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By- laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except, to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

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          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

                                    Very truly yours,


                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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                                                                      SCHEDULE I

                             ADDITIONAL REGISTRANTS

Brooks Sports, Inc.
Cross Creek Apparel, LLC
Cross Creek Holdings, Inc.
DeSoto Mills, LLC
Jerzees Apparel, LLC
Mossy Oak Apparel Company
RINTEL Properties, Inc.
Russell Apparel LLC
Russell Asset Management, Inc.
Russell Co-Op, LLC
Russell Financial Services, Inc.
Russell Yarn LLC

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                                                                     SCHEDULE II

                              DELAWARE REGISTRANTS

Cross Creek Holdings, Inc.
Mossy Oak Apparel Company
RINTEL Properties, Inc.
Russell Asset Management, Inc.
Russell Financial Services, Inc.